UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 4, 2013 (February 4, 2013)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 4, 2013, Caesars Entertainment Corporation (the “Registrant”) issued a press release announcing, among other things, the intent of its wholly owned subsidiaries, Caesars Operating Escrow LLC and Caesars Escrow Corporation, to offer, through a private placement, $1,500,000,000 aggregate principal amount of 9% senior secured notes due 2020 (the “Notes”), subject to market and other conditions. The Notes will be issued under the same indenture governing the 9% senior secured notes due 2020 that were issued on August 22, 2012 and the 9% senior secured notes due 2020 that were issued on December 13, 2012 (collectively, the “Existing Notes”), but the Notes and the Existing Notes will not be fungible until the completion of a registered exchange offer pursuant to which holders that exchange their Notes will receive registered 9% senior secured notes due 2020 that will have the same CUSIP number as any Existing Notes registered as part of such exchange offer or one or more prior exchange offers, and such Notes and Existing Notes will thereafter be fungible. The press release related to the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the proposed offering, on February 4, 2013, the Registrant announced that Caesars Entertainment Operating Company, Inc. (“CEOC”) intends to seek amendments to its senior secured credit facilities to, among other things: (i) use the net cash proceeds of this offering to repay a portion of CEOC’s existing term loans at par, with such repayment being applied: first, to all outstanding B-1, B-2 and B-3 term loans held by consenting lenders; second, to B-5 and B-6 term loans held by consenting lenders, in an amount up to 20% of the principal amount of the B-5 and B-6 term loans; and third, if any proceeds remain outstanding, to outstanding term loans as CEOC elects in its discretion; (ii) obtain up to $100 million of extended revolving facility commitments with a maturity of January 28, 2017, (iii) increase the accordion capacity under the senior secured credit facilities by an additional $650 million (which may be used, among other things, to establish extended revolving facility commitments under the senior secured credit facilities); (iv) modify the calculation of the senior secured leverage ratio for purposes of the maintenance test under the senior secured credit facilities to exclude the Notes; and (v) modify certain other provisions of the senior secured credit facilities ((i) through (v) above, the “Bank Amendment”). The Notes would have a later maturity than that of the term loans being repaid with the net cash proceeds of this offering. The proposed Bank Amendment and related transactions are subject to regulatory approval and market and other conditions, and may not occur as described or at all.

The Registrant is disclosing under Item 8.01 of this Current Report on Form 8-K the foregoing information and the information attached to this Current Report on Form 8-K as Exhibit 99.2, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from a preliminary offering memorandum, as supplemented, that is being disseminated in connection with the Notes offering described above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Text of press release, dated February 4, 2013.

99.2	Disclosure in connection with the distribution of the preliminary offering memorandum for $1,500,000,000 aggregate principal amount of 9% senior secured notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: February 4, 2013	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated February 4, 2013.

99.2	Disclosure in connection with the distribution of the preliminary offering memorandum for $1,500,000,000 aggregate principal amount of 9% senior secured notes due 2020.